Exhibit 8.1

[LETTERHEAD OF CONYERS DILL & PEARMAN]

3 November 2003

Bunge Limited
Bunge Limited Finance Corp.
50 Main Street
White Plains
NY 10606
U.S.A.

Dear Sirs:

Bunge Limited (the "Company")

        We have acted as special legal counsel in Bermuda to the Company in connection with Amendment No. 1 to the Registration Statement No. 333-109309 on Form F-3 filed by Bunge Limited Finance Corp. ("BLFC") and the Company with the U.S. Securities and Exchange Commission (the "Commission") on 3 November 2003 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of US$1,675,000 aggregate principal amount of 3.75% convertible notes due 2022 of BLFC (the "Notes") fully and unconditionally guaranteed by the Company, 52,115 common shares, par value US$0.01 per share, of the Company issuable upon conversion of the Notes, and such additional number of common shares as may become issuable upon conversion of the Notes to prevent dilution (the "Common Shares"), and series A preference share purchase rights attached to the Common Shares to be offered for sale from time to time by the selling securityholders identified in the prospectus forming part of the Registration Statement.

        For the purposes of giving this opinion, we have examined a copy of the Registration Statement and a facsimile copy of an indenture dated as of 27 November 2002 (the "Indenture" and, together with the Registration Statement, the "Documents", each of which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) among BLFC as issuer, the Company as guarantor and The Bank of New York as trustee, which Indenture includes the guarantee of the Notes by the Company as set forth therein. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 31 October 2003, certified extracts of resolutions passed at a meeting of the directors of the Company held on 28 and 29 October 2002, certified extracts of resolutions passed at a meeting of the Finance and Risk Management Committee of the directors of the Company held on 21 November 2002 (collectively, the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

        We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, and (e) that the Minutes remain in full force and effect and have not been rescinded or amended.

        We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company and BLFC solely for the benefit of the Company and BLFC and the purpose of the registration of the Notes and the Common Shares as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

        On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption "Taxation—Bermuda Tax Considerations" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Taxation—Bermuda Tax Considerations" in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully
/s/ CONYERS DILL & PEARMAN
CONYERS DILL & PEARMAN